EX-99.23.g.ii
                                   APPENDIX B

                            AMERIPRIME ADVISORS TRUST

                               CUSTODIAN AGREEMENT

                               Series of the Trust
                             (Revised July 16, 2001)

o        Chameleon Fund
o        Cloud, Neff Capital Appreciation Fund
o        Enhans Master Investor Fund
o        Enhans RT 500 Fund
o        iExchange Diversified Growth Fund
o        iExchange Insight Growth Fund
o        iExchange Small Cap Growth Fund
o        Iron Market Opportunity Fund
o        Master High Yield Income Fund
o        Monteagle Fixed Income Fund
o        Monteagle Large Cap Fund
o        Monteagle Opportunity Growth Fund
o        Monteagle Value Fund
o        Paragon Dynamic Fortress Fund
o        Paragon Strategic Ascent Fund
o        Polynous Growth Fund
o        RiverGuide Fund
o        StoneRidge Bond Fund
o        StoneRidge Equity Fund
o        StoneRidge Small Cap Equity Fund
o        Taxable Money Market Fund
o        Thematic Fund